As filed with the Securities and Exchange Commission on August __, 2000

                                                Registration No. 333- _____
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            MATRIA HEALTHCARE, INC.
               (Exact name of issuer as specified in its charter)

                              Delaware 58-2205984
                (State or other jurisdiction of (I.R.S. Employer
               incorporation or organization) Identification No.)

                         1850 Parkway Place, 12th Floor
                             Marietta, Georgia 30067
               (Address of principal executive offices) (Zip Code)

                MATRIA HEALTHCARE, INC. 2000 STOCK INCENTIVE PLAN

                     MATRIA HEALTHCARE, INC. 2000 DIRECTORS'
                         NON-QUALIFIED STOCK OPTION PLAN
                            (Full title of the plan)
                            ________________________

                                Roberta L. McCaw
                             Matria Healthcare, Inc.
                         1850 Parkway Place, 12th Floor
                             Marietta, Georgia 30067
                                 ______________
 (Name, address and telephone number, including area code, of agent for service)

The Commission is requested to mail signed copies of all orders, notices and communications to:

                                Roberta L. McCaw
                             Matria Healthcare, Inc.
                         1850 Parkway Place, 12th Floor
                             Marietta, Georgia 30067
                            Telephone: (770) 767-8332
                            Facsimile: (770) 767-7769


-------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
----------------------------------- ------------------ ------------------------

                                                                             Proposed
      Title of each class of          Amount to be       Proposed maximum    Maximum aggregate        Amount of
   securities to be registered        registered(1)     offering price per   offering price(2)    registration fee
                                                             share(2)
----------------------------------- ------------------ --------------------- ------------------- --------------------

Common Stock, $0.01 par value        2,450,000 shares       $3.6875              $9,034,375           $2,385.08
(together with associated common
stock purchase rights)
----------------------------------- ------------------ --------------------- ------------------- --------------------



(1) In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as provided in the plans described herein.

(2) Pursuant to Rule 457(h)(1) under the Securities Act, these figures are based upon the average of the high and low prices of the Common Stock on July __, 2000, as reported in the Nasdaq National Market System, and are used solely for the purpose of calculating the registration fee.

                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS

     The information required by Part I of Form S-8 (plan information and registrant information and plan annual information) to be contained in the
Section 10(a) prospectus is omitted from this registration statement in accordance with the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  Incorporation of Documents by Reference.

     Matria Healthcare, Inc. ("Registrant") hereby incorporates by reference into this registration statement the following documents:

(a) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, as filed with the Securities and Exchange Commission (the "Commission") March 30, 2000;

(b) the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2000, as filed with the Commission May 11, 2000; and

(c) the description of the Registrant's capital stock contained in the Joint Proxy Statement/Prospectus of Healthdyne, Inc. ("Healthdyne") and Tokos Medical Corporation ("Tokos"), predecessors of the Registrant, filed as part of Registrant's Registration Statement No. 333-00781 on Form S-4 filed with the Commission February 7, 1996 (the "Joint Proxy Statement"), as it may be amended by any amendment or report filed subsequent to the date of this registration statement for the purpose of updating such description.

     In addition, all documents filed subsequent to the date of this registration statement by the undersigned Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and prior to the filing of a post-effective amendment hereto which either indicates that all shares of common stock offered hereby have been sold or deregisters any shares of such common stock then remaining, shall also be deemed to be incorporated by reference into this registration statement and to be a part hereof from their respective dates of filing. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement contained in this registration statement shall be deemed to be modified or susperseded to the extent that a statement contained in a subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  Description of Securities.

                  Not applicable.

ITEM 5.  Interests of Named Experts and Counsel.

     The legality of the shares offered hereby is being passed upon for the Registrant by Troutman Sanders LLP, Atlanta, Georgia. Carl E. Sanders, a director of the Registrant and the Chairman of Troutman Sanders LLP, is the beneficial owner of 118,667 shares of the Common Stock of the Registrant.

ITEM 6.  Indemnification of Directors and Officers.

     The General Corporation Law of the State of Delaware (the "DGCL") permits a corporation to indemnify officers, directors, employees and agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement if such person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal actions, had no reasonable cause to believe was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys' fees) actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. The DGCL provides that a corporation may advance expenses of defense (upon receipt of a written undertaking to reimburse the corporation if indemnification is not appropriate) and must reimburse a successful defendant for expenses, including attorney's fees, actually and reasonably incurred, and permits a corporation to purchase and maintain liability insurance for its directors and officers.

     The Registrant's Certificate of Incorporation provides that Registrant shall, to the fullest extent permitted by law, indemnify its directors and officers against any liability, losses or related expenses which they may incur by reason of serving or having served as directors and officers of Registrant. The Registrant's Certificate of Incorporation limits Registrant's directors' liability for monetary damages to Registrant and its stockholders for breaches of fiduciary duty to the fullest extent permitted under the DGCL. The DGCL permits Delaware corporations to include in their certificate of incorporation a provision eliminating or limiting director liability for monetary damages arising from breaches of fiduciary duty. The only limitations imposed under the statute are that the provision may not eliminate or limit a director's liability
(i) for breaches of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or known violations of law, (iii) for the payment of unlawful dividends or unlawful stock purchases or redemptions or (iv) for transactions in which the director received an improper personal benefit.

     The Registrant's Bylaws provide that each person who is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of Registrant, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, will be indemnified by the corporation to the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended, against all costs, charges, expenses, liabilities and losses reasonably incurred or suffered by such person in connection therewith, and such indemnification will continue as to a person who has ceased to be a director, officer, employee or agent and will inure to the benefit or his or her heirs, executors and administrators; provided, however, that Registrant will indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by Registrant's Board of Directors. The right to indemnification is a contract right and includes the right to be paid by Registrant the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the DGCL so requires, the payment of such expenses incurred by a director or officer in advance of the final disposition of a proceeding will be made only upon delivery to Registrant of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it will ultimately be determined that such director or officer is not entitled to be indemnified. The Registrant may provide indemnification to employees and agents of Registrant with the same scope and effect as the foregoing indemnification of directors and officers.

     The indemnification rights conferred by the Registrant's Certificate of Incorporation and Bylaws are not exclusive of any other right to which a person seeking indemnification may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Registrant maintains an insurance policy on behalf of its directors and officers insuring against certain liabilities including liabilities arising under the Securities Act.

ITEM 7.  Exemption from Registration Claimed.

                  Not applicable.

ITEM 8.  Exhibits.

                 Exhibit
                 Number

4(a) Matria  Healthcare,   Inc.  2000  Stock  Incentive  Plan,  incorporated  by
     reference to Exhibit A to the Registrant's Definitive Proxy Statement filed with the Commission April 14, 2000.

4(b) Matria Healthcare, Inc. 2000 Directors' Non-Qualified Stock Option Plan, incorporated by reference to Exhibit B to the Registrant's Definitive Proxy Statement filed with the Commission April 14, 2000.

4(c) Amended  and  Restated  Certificate  of  Incorporation  of the  Registrant,
     incorporated   by   reference   to   Appendix   D  of   the   Joint   Proxy
     Statement/Prospectus of Healthdyne and Tokos, filed as part of the Registrant's Registration Statement No. 333-00781 on Form S-4, filed with the Commission February 7, 1996.

4(d) Bylaws of the Registrant, incorporated by reference to Exhibit 3 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.

4(e) Amended and  Restated  Rights  Agreement  dated April 27, 1999  between the
     Registrant and SunTrust Bank, Atlanta, incorporated by reference to Exhibit 4 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

5    Opinion of Troutman Sanders LLP.

23(a) Consent of KPMG LLP.

23(b) Consent of Troutman Sanders LLP (contained in opinion filed in Exhibit 5).

ITEM 9.  Undertakings.

     (a) Rule 415 offerings. The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any  prospectus  required by Section  10(a)(3) of the Securities
     Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)To  include  any  material   information   with  respect  to  the  plan  of
     distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Filings incorporating subsequent Exchange Act documents by reference. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Filing of registration statement on Form S-8. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marietta, State of Georgia, on July 24, 2000.

                                     MATRIA HEALTHCARE, INC.



                                     By:/s/ Donald R. Millard
                                        Donald R. Millard
                                        President and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Donald R. Millard and George W. Dunaway, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the date indicated.

Signatures                   Title                            Date


/s/ Parker H. Petit          Chairman of the Board           July 24, 2000
Parker H. Petit              and Director

/s/ Donald R. Millard        Chief Executive Officer         July 24, 2000
Donald R. Millard            President and Director
                             (Principal Executive
                             Officer)


/s/ Jeffrey D. Koepsell      Chief Operating Officer,        July 24, 2000
Jeffrey D. Koepsell          Executive Vice President
                             and Director

/s/ George W. Dunaway        Vice President-Finance and      July 24, 2000
George W. Dunaway            Chief Financial Officer
                             (Principal Financial Officer)

/s/ Yvonne V. Scoggins       Vice President, Treasurer and   July 24, 2000
Yvonne V. Scoggins           Chief Accounting Officer
                             (Principal Accounting Officer)

/s/ Rod F. Dammeyer          Director                        July 24, 2000
Rod F. Dammeyer

/s/ Mark J. Gainor           Director                        July 24, 2000
Mark J. Gainor


/s/ Carl E. Sanders          Director                        July 24, 2000
Carl E. Sanders

/s/ Thomas S. Stribling      Director                        July 24, 2000
Thomas S. Stribling

/s/ Jackie M. Ward           Director                        July 24, 2000
Jackie M. Ward

/s/ Donald W. Weber          Director                        July 24, 2000
Donald W. Weber

/s/ Morris S. Weeden         Director                        July 24, 2000
Morris S. Weeden

/s/ Frederick P. Zuspan, M.D.   Director                     July 24, 2000
Frederick P. Zuspan, M.D.

                                                    EXHIBIT INDEX

Exhibit
Number            Description

4(a) Matria  Healthcare,   Inc.  2000  Stock  Incentive  Plan,  incorporated  by
     reference to Exhibit A to the Registrant's Definitive Proxy Statement filed with the Commission April 14, 2000.

4(b) Matria Healthcare, Inc. 2000 Directors' Non-Qualified Stock Option Plan, incorporated by reference to Exhibit B to the Registrant's Definitive Proxy Statement filed with the Commission April 14, 2000.

4(c) Amended  and  Restated  Certificate  of  Incorporation  of the  Registrant,
     incorporated   by   reference   to   Appendix   D  of   the   Joint   Proxy
     Statement/Prospectus of Healthdyne and Tokos, filed as part of the Registrant's Registration Statement No. 333-00781 on Form S-4, filed with the Commission February 7, 1996.

4(d) Bylaws of the Registrant, incorporated by reference to Exhibit 3 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.

4(e) Amended and  Restated  Rights  Agreement  dated April 27, 1999  between the
     Registrant and SunTrust Bank Atlanta, incorporated by reference to Exhibit 4 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

5    Opinion of Troutman Sanders LLP.

23(a) Consent of KPMG LLP.

23(b) Consent of Troutman Sanders LLP (contained in opinion filed in Exhibit 5).